FOR IMMEDIATE RELEASE
August 31,2005

Investor Relations:

Dan Janson

207-775-8660

investor@fairchildsemi.com

Corporate Communications:

Patti Olson

207-775-8728

patti.olson@fairchildsemi.com

Public Relations Firm:

Barbara Ewen

CHEN PR

781-466-8282

bewen@chenpr.com

NEWS RELEASE

FAIRCHILD SEMICONDUCTOR REITERATES GUIDANCE FOR THE THIRD QUARTER

South Portland, Maine — Fairchild Semiconductor (NYSE: FCS), the leading supplier of high performance products that optimize power, today reiterated guidance for third quarter 2005 sales to be flat and gross margin to flat to slightly higher sequentially.

“Demand continues to improve as bookings in August were greater than July allowing us to steadily increase our backlog,” said Mark Thompson,
Fairchild’s president and CEO. “We’re booking at a run rate ahead of where we were at this same point a quarter ago, driven by broad-based strength across all end markets. Order rates have been particularly robust for products serving the computing market, especially for notebook, server and storage applications. Demand in the consumer market has also been strong, paced by higher demand for products serving DVD, television, games and set-top box applications.

“From a product perspective, we’re building backlog for most product lines,” stated Thompson. “We have significantly increased our backlog in low power discrete switches and system power regulators supporting the strong demand in the computing market. Backlog is also up for our signal conditioning products and analog switches, targeted to the consumer and handset markets. We had record bookings in August for our analog switch family on the strength of a number of new designs in ultra-portable applications. We also won new designs in DVD and LCD monitor applications with our new family of low cost video filters, helping significantly increase bookings in this business compared to the prior quarter. Our new, proprietary µSerDes™ family of interface products that allow customers to better manage the signal flow across ribbon connectors in handsets and related applications also saw strong design activity. We’ve won three significant designs to date with shipments expected to start as early as late 2005. We expect to ramp the sales of these products across
2006 as these designs, plus others that are in process, are launched.

“We’re continuing our efforts to increase re-sales and improve the inventory mix at our distributors, while further reducing channel and internal inventories,” stated Thompson. “I’m confident our actions in the short term are positioning us to better leverage the typically higher seasonal demand in the coming months.”

Fairchild expects to report its third quarter financial results before the market opens on October 13, 2005.

ABOUT FAIRCHILD SEMICONDUCTOR:
Fairchild Semiconductor (NYSE: FCS) is the leading global supplier of high performance power products critical to today’s leading electronic appli-
cations in the computing, communications, consumer, industrial and automotive segments. As The Power Franchise®, Fairchild offers the industry’s broadest portfolio of components that optimize system power through minimization, conversion, management and distribution functions.
Fairchild’s 9,000 employees design, manufacture and market power, analog
& mixed signal, interface, logic, and optoelectronics products from its headquarters in South Portland, Maine, USA and numerous locations around the world. Please contact us on the web at www.fairchildsemi.com.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS:
Some of the paragraphs above contain forward-looking statements that are based on management’s assumptions and expectations and that involve risk and uncertainty. Forward-looking statements can be identified by the use of forward-looking terms such as “we believe”, “we expect”, “we anticipate”, or “will” or refer to management’s expectations about
Fairchild’s future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements.
Among these factors are the following: changes in overall global or regional economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks, including the risks of failing to maintain the right to use some technologies or failing to adequately protect our own intellectual property against misappropriation or infringement;
availability of manufacturing capacity; the risk of production delays;
availability of raw materials; competitors’ actions; loss of key customers, including but not limited to distributors; the inability to attract and retain key management and other employees; order cancellations or reduced bookings; changes in manufacturing yields or output; risks related to warranty and product liability claims; risks inherent in doing business internationally; regulatory risks and significant litigation. These and other risk factors are discussed in the company’s quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor’s web site at investor.fairchildsemi.com or the SEC’s web site at
www.sec.gov.